MATERIAL CHANGE REPORT

Section 85(1) of the Securities Act (British Columbia)
Section 146(1) of the Securities Act (Alberta)
Section 84(1) of the Securities Act (Saskatchewan)
Section 75(2) of the Securities Act (Ontario)
Section 73 of the Securities Act (Québec)
Section 81(2) of the Securities Act (Nova Scotia)
Section 76(2) of the Securities Act (Newfoundland)
And Similar Provisions of other Provincial or Territorial Securities Legislation

Item 1	Reporting Issuer:

EnCana Corporation (“EnCana”) 1800, 855 - 2nd Street S.W. Calgary, Alberta T2P 2S5

Successor by way of amalgamation to Alberta Energy Company Ltd. (“AEC”)

Item 2	Date of Material Change:

January 1, 2003

Item 3	News Release:

EnCana issued a press release on January 2, 2003 (through Canada NewsWire) at Calgary, Alberta, which release disclosed the nature and substance of the material change.

Item 4	Summary of Material Change:

On January 1, 2003, EnCana and its wholly-owned subsidiary, AEC, amalgamated pursuant to the Canada Business Corporations Act

Item 5	Full Description of Material Change:

EnCana announced on January 2, 2003 that it has completed its vertical short-form amalgamation with its wholly-owned subsidiary, AEC, effective January 1, 2003. EnCana is now the successor issuer in respect of AEC’s previously issued debt securities and will be responsible for all of AEC’s contractual obligations.

Item 6	Reliance on Confidentiality Provisions of the Act:

Not applicable.

Item 7	Omitted Information:

Not applicable.

Item 8	Senior Officer knowledgeable about the Material Change and this Report:

Kerry D. Dyte, Corporate Secretary of EnCana, is a senior officer knowledgeable about the material change and may be reached at (403) 645-2000.

Item 9	Statement of Senior Officer:

The foregoing accurately discloses the material change report referred to in this report.

DATED January 2, 2003 at Calgary, Alberta.

ENCANA CORPORATION (successor by way of amalgamation to Alberta Energy Company Ltd.)

Per:	“Kerry D. Dyte” Kerry D. Dyte Corporate Secretary

IT IS AN OFFENSE UNDER THE SECURITIES ACT AND THE SECURITIES REGULATION FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT OR THE SECURITIES REGULATION THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.